                                                                   EXHIBIT 10.35

                                REVOLVING CREDIT
                                    AGREEMENT



                           Dated as of April 24, 1996

                                      among

                          WESTERN DIGITAL CORPORATION,
                           NATIONSBANK OF TEXAS, N.A.,
                       THE FIRST NATIONAL BANK OF BOSTON
          and the other lending institutions listed on Schedule 1 hereto



                                       and



                           NATIONSBANK OF TEXAS, N.A.
                              as Syndication Agent

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON
                                       as
                              Administrative Agent

                                      with

                        NATIONSBANC CAPITAL MARKETS, INC.
                                       and
                        THE FIRST NATIONAL BANK OF BOSTON
                 having acted as arrangers for this transaction

                                TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION....................................1
      1.1.  Definitions........................................................1
      1.2.  Rules of Interpretation...........................................13
2.  THE REVOLVING CREDIT FACILITY.............................................14
      2.1.  Commitment to Lend; Extension of Maturity.........................14
               2.1.1.  Commitment to Lend.....................................14
               2.1.2.  Extension of Maturity..................................14
               2.1.3.  Replacement Banks......................................15
      2.2.  Commitment Fee....................................................16
      2.3.  Reduction of Total Commitment.....................................16
      2.4.  The Revolving Credit Notes........................................17
      2.5.  Interest on Revolving Credit Loans................................17
      2.6.  Requests for Revolving Credit Loans...............................18
      2.7.  Conversion Options................................................18
               2.7.1.  Conversion to Different Type of Revolving Credit Loan..18
               2.7.2.  Continuation of Type of Revolving Credit Loan..........19
               2.7.3.  Eurodollar Rate Loans..................................19
      2.8.  Funds for Revolving Credit Loan...................................19
               2.8.1.  Funding Procedures.....................................19
               2.8.2.  Advances by Agent......................................20
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS...................................20
      3.1.  Maturity.  .......................................................20
      3.2.  Mandatory Repayments of Revolving Credit Loans....................20
      3.3.  Optional Repayments of Revolving Credit Loans.....................21
4.  LETTERS OF CREDIT.........................................................21
      4.1.  Letter of Credit Commitments......................................21
               4.1.1.  Commitment to Issue Letters of Credit..................21
               4.1.2.  Letter of Credit Applications..........................22
               4.1.3.  Terms of Letters of Credit.............................22
               4.1.4.  Reimbursement Obligations of Banks.....................22
               4.1.5.  Participations of Banks................................23
      4.2.  Reimbursement Obligation of the Borrower..........................23
      4.3.  Letter of Credit Payments.........................................23
      4.4.  Obligations Absolute..............................................24
      4.5.  Reliance by Issuer................................................25
      4.6.  Letter of Credit Fee..............................................25
5.  CERTAIN GENERAL PROVISIONS................................................25
      5.1.  Arrangement Fee...................................................25
      5.2.  Administration Fee................................................25
      5.3.  Funds for Payments................................................25
               5.3.1.  Payments to Agent......................................25
               5.3.2.  No Offset, etc.........................................26
      5.4.  Computations......................................................26
      5.5.  Inability to Determine Eurodollar Rate............................26
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                                      -ii

         5.6.  Illegality.....................................................27
         5.7.  Additional Costs, etc..........................................27
         5.8.  Capital Adequacy...............................................28
         5.9.  Certificate....................................................29
         5.10.  Indemnity.....................................................29
         5.11.  Interest After Default........................................29
                  5.11.1.  Overdue Amounts....................................29
                  5.11.2.  Amounts Not Overdue................................30
6.  GUARANTIES................................................................30
         6.1.  Guaranties of Domestic Subsidiaries............................30
         6.2.  New Domestic Subsidiaries......................................30
7.  REPRESENTATIONS AND WARRANTIES............................................30
         7.1.  Corporate Authority............................................30
                  7.1.1.  Incorporation; Good Standing........................30
                  7.1.2.  Authorization.......................................30
                  7.1.3.  Enforceability......................................31
         7.2.  Governmental Approvals.........................................31
         7.3.  Title to Properties; Leases....................................31
         7.4.  Financial Statements and Projections...........................31
                  7.4.1.  Financial Statements................................31
                  7.4.2.  Projections.........................................32
         7.5.  No Material Changes, etc.......................................32
         7.6.  Franchises, Patents, Copyrights, etc...........................32
         7.7.  Litigation.....................................................32
         7.8.  No Materially Adverse Contracts, etc...........................33
         7.9.  Compliance with Other Instruments, Laws, etc...................33
         7.10.  Tax Status....................................................33
         7.11.  No Event of Default...........................................33
         7.12.  Holding Company and Investment Company Acts...................33
         7.13.  Absence of Financing Statements, etc..........................34
         7.14.  Certain Transactions..........................................34
         7.15.  Employee Benefit Plans........................................34
                  7.15.1.  In General.........................................34
                  7.15.2.  Terminability of Welfare Plans.....................34
                  7.15.3.  Guaranteed Pension Plans...........................35
                  7.15.4.  Multiemployer Plans................................35
         7.16.  Regulations U and X...........................................35
         7.17.  Environmental Compliance......................................35
         7.18.  Subsidiaries, etc.............................................37
         7.19.  Chief Executive Office........................................37
         7.20.  Fiscal Year...................................................37
         7.21.  Disclosure....................................................38
         7.22.  Insurance.....................................................38
8.  AFFIRMATIVE COVENANTS OF THE BORROWER.....................................38
         8.1.  Punctual Payment...............................................38
         8.2.  Maintenance of Office..........................................38
         8.3.  Records and Accounts...........................................38
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                                     -iii-

         8.4.  Financial Statements, Certificates and Information.............39
         8.5.  Notices........................................................40
                  8.5.1.  Defaults............................................40
                  8.5.2.  Environmental Events................................40
                  8.5.3.  Notice of Litigation and Judgments..................40
         8.6.  Corporate Existence; Maintenance of Properties.................41
         8.7.  Insurance......................................................41
         8.8.  Taxes..........................................................41
         8.9.  Inspection of Properties and Books, etc........................42
                  8.9.1.  General.............................................42
                  8.9.2.  Appraisals; Commercial Finance Examinations.........42
                  8.9.3.  Communications with Accountants.....................42
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits........43
         8.11.  Employee Benefit Plans........................................43
         8.12.  Use of Proceeds...............................................43
         8.13.  Further Assurances............................................43
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER................................44
         9.1.  Restrictions on Indebtedness...................................44
         9.2.  Restrictions on Liens..........................................45
         9.3.  Restrictions on Investments....................................46
         9.4.  Distributions.  ...............................................47
         9.5.  Merger, Consolidation and Disposition of Assets................47
                  9.5.1.  Mergers and Acquisitions............................47
                  9.5.2.  Disposition of Assets...............................48
         9.6.  Sale and Leaseback.............................................48
         9.7.  Compliance with Environmental Laws.............................48
         9.8.  Employee Benefit Plans.........................................49
         9.9.  Changes in Terms of Capital Stock..............................49
         9.10.  Fiscal Year...................................................49
         9.11.  Negative Pledges..............................................50
         9.12.  Transactions with Affiliates..................................50
         9.13.  Upstream Limitations..........................................50
         9.14.  Inconsistent Agreements.......................................50
10.  FINANCIAL COVENANTS OF THE BORROWER......................................50
         10.1.  Profitable Operations.........................................50
         10.2.  Fixed Rate Coverage Ratio.....................................51
         10.3.  Minimum Liquidity.............................................51
         10.4.  Consolidated Net Worth........................................51
11.  CLOSING CONDITIONS.......................................................51
         11.1.  Loan Documents................................................51
         11.2.  Certified Copies of Charter Documents.........................51
         11.3.  Corporate, Action.............................................51
         11.4.  Incumbency Certificate........................................52
         11.5.  Certificates of Insurance.....................................52
         11.6.  Solvency Certificate..........................................52
         11.7.  Opinion of Counsel............................................52
         11.8.  Payment of Fees...............................................52
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                                      -iv-

       11.9.  Termination of Receivables Financing............................52
12.  CONDITIONS TO ALL BORROWINGS.............................................52
       12.1.  Representations True; No Event of Default.......................53
       12.2.  No Legal Impediment.............................................53
       12.3.  Governmental Regulation.........................................53
       12.4.  Proceedings and Documents.......................................53
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.....................................53
       13.1.  Events of Default and Acceleration..............................53
       13.2.  Termination of Commitments......................................57
       13.3.  Remedies........................................................57
14.  SETOFF...................................................................57
15.  THE BANK AGENTS..........................................................58
       15.1.  Authorization...................................................58
       15.2.  Employees and Agents............................................59
       15.3.  No Liability....................................................59
       15.4.  No Representations..............................................59
       15.5.  Payments........................................................60
                15.5.1.  Payments to Agent....................................60
                15.5.2.  Distribution by Agent................................60
                15.5.3.  Delinquent Banks.....................................60
       15.6.  Holders of Notes................................................61
       15.7.  Indemnity.......................................................61
       15.8.  Bank Agents as Bank.............................................61
       15.9.  Resignation.....................................................61
       15.10.  Notification of Defaults and Events of Default.................62
16.  EXPENSES.................................................................62
17.  INDEMNIFICATION..........................................................63
18.  SURVIVAL OF COVENANTS, ETC...............................................63
19.  ASSIGNMENT AND PARTICIPATION; ACCESSION..................................64
       19.1.  Conditions to Assignment and Accession..........................64
                19.1.1.  Assignment by Banks..................................64
                19.1.2.  Accession............................................64
       19.2.  Certain Representations and Warranties; Limitations; Covenants..65
       19.3.  Register........................................................66
       19.4.  New Notes.......................................................67
       19.5.  Participations..................................................67
       19.6.  Disclosure......................................................68
       19.7.  Assignee or Participant Affiliated with the Borrower............68
       19.8.  Miscellaneous Assignment Provisions.............................68
       19.9.  Assignment by Borrower..........................................69
20.  NOTICES, ETC.............................................................69
21.  GOVERNING LAW............................................................70
22.  HEADINGS.................................................................70
23.  COUNTERPARTS.............................................................70
24.  ENTIRE AGREEMENT, ETC....................................................70
25.  WAIVER OF JURY TRIAL.....................................................70

26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.......................................71
27.  SEVERABILITY.............................................................72

                             SCHEDULES AND EXHIBITS


                                    EXHIBITS

Exhibit A                 Form of Revolving Credit Note
Exhibit B                 Form of Loan Request
Exhibit C                 Form of Compliance Certificate
Exhibit D                 Form of Assignment and Acceptance
Exhibit E                 Form of Instrument of Accession

                                    SCHEDULES

Schedule 1                Commitments
Schedule 7.3              Titles to Properties
Schedule 7.7              Litigation
Schedule 7.14             Transactions with Affiliates
Schedule 7.17             Environmental Matters
Schedule 7.18             Subsidiaries; Joint Ventures
Schedule 7.22             Insurance
Schedule 9.1              Existing Indebtedness
Schedule 9.2              Existing Liens
Schedule 9.3              Existing Investments

                                REVOLVING CREDIT
                                    AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of April 24, 1996, by and among (a) WESTERN DIGITAL CORPORATION (the "Borrower"), a Delaware corporation having its principal place of business at 8105 Irvine Center Drive, Irvine, California 92718, (b) NATIONSBANK OF TEXAS, N.A., THE FIRST NATIONAL BANK OF BOSTON, and the other lending institutions listed on Schedule 1 hereto, (c) NATIONSBANK OF TEXAS, N.A., as syndication agent for the Banks (as hereinafter defined)(the "Syndication Agent") and (d) THE FIRST NATIONAL BANK OF BOSTON as administrative agent for the Banks (the "Agent" and, collectively with the Syndication Agent, the "Bank Agents").

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Acceding Bank.  See Section 19.1.2 hereof.

         Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 8.4(c).

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. As defined in the preamble hereto.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Fixed Charge Coverage Ratio as determined for the fiscal period of the Borrower ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

     ------------------------------------------------------------------------------------------------
                                       BASE RATE     EURODOLLAR RATE    COMMITMENT       LETTER OF
     FIXED CHARGE COVERAGE RATIO         LOANS            LOANS          FEE RATE       CREDIT FEES
                                     (BASIS POINTS)   (BASIS POINTS)  (BASIS POINTS)   (BASIS POINTS)
     ================================================================================================
     Less than 3.00:1.00                   0               100              30              100
     ------------------------------------------------------------------------------------------------
     Greater than or equal to
     3.00:1.00, but less than              0                75              25               75
     4.00:1.00
     ------------------------------------------------------------------------------------------------
     Greater than or equal to              0                50              20               50
     4.00:1.00
     ------------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding and Letter of Credit Fees and the Commitment Fee Rate payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after September 30, 1996, the Applicable Margin shall be the second to the highest Applicable Margin set forth above, and
(b) if the Borrower fails to deliver any Compliance Certificate when required by
Section 8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         Assignment and Acceptance. See Section 19.1.

         Balance Sheet Date. December 30, 1995.

         Bank Agents. As defined in the preamble hereto.

         Bank Agents' Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Bank Agents.

         Banks. NationsBank, FNBB and the other lending institutions listed on
Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19 or which becomes an Acceding Bank pursuant to Section 19 hereof.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

         Borrower. As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in each of the cities in which each Bank's Domestic Lending Office is located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; provided, however, for purposes of this Credit Agreement, Capitalized Leases shall not be included as Capital Expenditures.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 7.17.

         Closing Date. The first date on which the conditions set forth in
Section 11 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code. The Internal Revenue Code of 1986.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be modified pursuant to
Section 19.1.2 hereof, and as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee. See Section 2.2.

         Commitment Fee Rate. As referred to as such in the table contained in the definition of Applicable Margin.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate. See Section 8.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Net Operating Income (or Deficit). Consolidated Net Income (or Deficit), after eliminating therefrom all extraordinary nonrecurring items of income or loss.

         Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Current Accounts Receivable. All Accounts Receivable of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, provided that such Accounts Receivable shall be included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied and only if payable and outstanding not more than ninety (90) days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such Accounts Receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles.

         Declining Bank. See Section 2.1.2.

         Default. See Section 13.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Domestic Subsidiary. Any Subsidiary of the Borrower which is not a Foreign Subsidiary.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

         EBITDA. With respect to the Borrower and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation for such period, (b) other amortization for such period, (c) income tax expense for such period and (d) Consolidated Total Interest Expense paid or accrued during such period, all as determined in accordance with generally accepted accounting principles.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 7.17(a).

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. See Section 13.1.

         Extension Date. April 24, 1997 and, thereafter, each April 24 of each calendar year.

         Fee Letter. The Fee Letter dated as of February 26, 1996 by and among the Borrower and the Bank Agents, as the same may be amended, modified, restated or supplemented from time to time.

         Foreign Subsidiary. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         generally accepted accounting principles. (a) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. All Domestic Subsidiaries.

         Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Domestic Subsidiary of the Borrower in favor of the Banks and the Bank Agents pursuant to which each Domestic Subsidiary of the Borrower guaranties to the Banks and the Bank Agents the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

         Hazardous Substances. See Section 7.17(b).

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Instrument of Accession. See Section 19.1.2.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period, (ii) more than three (3) month but less than twelve (12) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period and (iii) is twelve (12) months, the dates which are (x) three (3) months from the first day of such Interest Period, (y) six (6) months from the first day of such Interest Period, (z) nine (9) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months, and, if available or consented to by the Banks, 12 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (c) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (d) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit. See Section 4.1.1.

         Letter of Credit Application. See Section 4.1.1.

         Letter of Credit Participation. See Section 4.1.4.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Guaranty.

         Loan Request. See Section 2.6.

         Majority Banks. As of any date, the Banks holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and two thirds percent (66 2/3%) of the Total Commitment.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NationsBank. NationsBank of Texas, N.A., a national banking association, in its individual capacity.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Bank Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Adjustment Period. See the definition of Applicable Margin.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

         Reference Banks. NationsBank and FNBB.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

         Remaining Banks. See Section 2.1.2.

         Rental Obligations. All present or future obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of Capitalized Leases.

         Replacement Bank. See Section 2.1.3.

         Replacement Date. See Section 2.1.3.

         Revolving Credit Loan Maturity Date. April 24, 1999, unless extended in accordance with Section 2.1.2, and then such date as set forth in such extension notice.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

         Revolving Credit Notes. See Section 2.4.

         Senior Funded Indebtedness. At any time of determination, the amount of the Total Commitment.

         Strategic Partners. Any corporation or other business entity with which the Borrower or any of its Subsidiaries has or seeks to have a substantial or continuing commercial relationship involving the purchase and/or sale of products or materials or the development, acquisition or use of products, technology or intellectual property, and which Strategic Partner and any Investment in such Strategic Partner by the Borrower has been approved by the Board of Directors of the Borrower prior to making any Investment in such Strategic Partner.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Syndication Agent. As defined in the preamble hereto.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Type. As to any Revolving Credit Loan its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1.  COMMITMENT TO LEND; EXTENSION OF MATURITY.

                  2.1.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                  2.1.2. EXTENSION OF MATURITY. The Total Commitment shall terminate and all Revolving Credit Loans shall become finally due and payable on the Revolving Credit Loan Maturity Date; provided, however, that such Total Commitment and Revolving Credit Loan Maturity Date may be extended for successive annual periods, as provided in this Section
         2.1.2 and at each Bank's sole discretion, upon the written request of the Borrower. A written request, if any, for the extension of the Total Commitment and the then current Revolving Credit Loan Maturity Date shall be given by the Borrower to the Agent and the Banks not less than one hundred twenty (120) days prior to the Extension Date. Except as expressly provided in this Section 2.1.2, no extension of the Total Commitment and then current Revolving Credit Loan Maturity Date pursuant to this Section 2.1.2 shall be effective unless all of the Banks shall have approved such extension by written notice to the Agent. If on or prior to ninety (90) days prior to the applicable Extension Date, all of the Banks consent to such extension by written notice to the Agent, the Total Commitment and the Revolving Credit Loan Maturity Date automatically shall be extended to that date which is one year later than the then current Revolving Credit Loan Maturity Date. If on or prior to ninety (90) days prior to the applicable Extension Date, any Bank (a "Declining Bank") shall have objected to such requested extension by written notice to the Agent or shall not have delivered the written notice to the Agent consenting to such requested extension, then the Borrower may on or prior to thirty
         (30) days prior to such Extension Date, replace such Bank in accordance with the provisions of Section 2.1.3 hereof with a Replacement Bank which consents to the requested extension of the Total Commitment and the Revolving Credit Loan Maturity Date, in which case the Replacement Bank shall become a Bank party hereto effective no later than such Extension Date, the Total Commitment and the Revolving Credit Loan Maturity Date automatically shall be extended to that date which is one year later than the then current Revolving Credit Loan Maturity Date. In the event that the Borrower is unable to obtain such a Replacement Bank, no later than thirty (30) days prior to the applicable Extension Date the Borrower may deliver to the Agent a written request that each Bank other than the Declining Bank (collectively, the "Remaining Banks") agree to such requested extension, to the reduction of the Total Commitment to reflect the elimination of the Declining Bank's Commitment and to the recalculation of the Remaining Bank's Commitment Percentages to reflect such elimination of the Declining Bank. Upon receipt of such a request, the Agent shall promptly deliver to the Remaining Banks a written notice stating the proposed reduced Total Commitment with each Remaining Bank's proposed recalculated Commitment Percentage. No later than the applicable Extension Date, each Remaining Bank shall give written notice to the Borrower and the Agent accepting or rejecting such proposed reduced Total Commitment and recalculated Commitment Percentages. In the event that all of the Remaining Banks so consent, the Total Commitment and the Revolving Credit Loan Maturity Date automatically shall be extended to that date which is one year later than the then current Revolving Credit Loan Maturity date, the Total Commitment shall be reduced by the amount of the Declining Bank's Commitment, all amounts payable hereunder to the Declining Bank shall be paid in full, the Commitment of the Declining Bank shall be eliminated and each Remaining Bank's Commitment Percentage shall be recalculated as provided in this Section 2.1.2, in each case effective as of such Extension Date. In the event that the Borrower fails to obtain a Replacement Bank or any Remaining Bank fails to so consent, no extension of the Total Commitment and no extension of the then current Revolving Credit Loan Maturity Date, and no adjustments to the Total Commitment or Commitment Percentages, shall occur.

                  2.1.3.  REPLACEMENT BANKS.
                  Notwithstanding any other provision of this Credit Agreement to the contrary, in the event that any Bank is a Declining Bank pursuant to Section 2.1.2 and the Borrower so elects in accordance with
         Section 2.1.2 hereof, then the Borrower in its discretion may (a) send written notice to such Declining Bank and the Agent advising such Declining Bank that, subject to the provisions of this Section 2.1.3, its Commitment hereunder shall be terminated on a date determined by the Borrower (the "Replacement Date"), which Replacement Date shall be no earlier than the date on which such Declining Bank and the Agent have received such notice from the Borrower, and, commencing on the Replacement Date, the Commitment of such Declining Bank hereunder shall be terminated and no Commitment Fee shall be payable by the Borrower to such Declining Bank with respect to such Commitment and (b) replace such Declining Bank with another Bank or other commercial banking institution (the "Replacement Bank") which has been selected by the Borrower and approved by the Majority Banks, which approval shall not be unreasonably withheld, provided that the Borrower, the Banks and the Agent agree that (i) on or prior to the Replacement Date, the Borrower shall have paid all principal, interest and fees owing by the Borrower hereunder, accruing up to and including the Replacement Date, to the Declining Bank being replaced on the Replacement Date, (ii) as of the Replacement Date, the Replacement Bank will take over the entire Commitment of the Declining Bank being replaced, (iii) on or prior to the Drawdown Date first following the Replacement Date, the Borrower, the Agent and the Banks (other than the Declining Bank being replaced) and the Replacement Bank shall make such arrangements by way of new Revolving Credit Loans, purchases or refundings of existing Revolving Credit Loans or otherwise as will result thereafter in the outstanding and unpaid Revolving Credit Loans of each Bank being equal, as near as may practically be, to such Bank's Commitment Percentage of all the outstanding and unpaid Revolving Credit Loans made to the Borrower, and
         (iv) the Agent shall be entitled to receive prior to the Replacement Date from the Borrower and the Replacement Bank such supplemental agreements, documents, certificates and legal opinions in connection with the replacement of such Declining Bank as the Agent and the other Banks may reasonably request to give effect to the foregoing provisions of this Section 2.1.3.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the applicable Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $10,000,000 or a whole multiple of $500,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.11,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") not later than (a) 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (ii) 11:00 a.m. (Boston time) two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall for a Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 or a larger integral multiple of $100,000 in excess thereof, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof.

         2.7.  CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and
         (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion into a Base Rate Loan shall be in an aggregate principal amount of $1,000,000 or a larger integral multiple of $100,000 in excess thereof, and any partial conversion into a Eurodollar Rate Loan shall be in an aggregate principal amount of $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. In addition, there shall not be more than ten (10) Eurodollar Rate Loans outstanding at any one time.

         2.8.  FUNDS FOR REVOLVING CREDIT LOAN.

                  2.8.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each

Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time, at least one (1) Business Days prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and two (2) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.

         4.1.  LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
         Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its

         Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Agent that
         (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary. Within a reasonable time after the issuance of any Letter of Credit, the Agent shall notify the Banks of the issuance of such Letter of Credit.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date and (c) have an expiry date no longer than one (1) year from the date of issuance. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 for overdue principal on the Revolving Credit Loans.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

         4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case, a "Letter of Credit Fee") in respect of each Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin per annum on the face amount of each such Letter of Credit plus the Agent's customary issuance and/or amendment fee, such Letter of Credit Fee (but not such issuance or amendment fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1. ARRANGEMENT FEE. The Borrower agrees to pay to the Bank Agents an arrangement fee in the amounts and at the times set forth in the Fee Letter.

         5.2. ADMINISTRATION FEE. The Borrower shall pay to the Agent an administrative fee in the amounts and at the times set forth in the Fee Letter.

         5.3.  FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Bank Agents, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  5.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) either of the Bank Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or either of the Bank Agents to receive the same net amount which the Banks or either of the Bank Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         5.4. COMPUTATIONS. All computations of interest on Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         5.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         5.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loans.

         5.11.  INTEREST AFTER DEFAULT.

                  5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base

         Rate until such amount shall be paid in full (after as well as before judgment).

                  5.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Revolving Credit Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Section 26, bear interest at a rate per annum equal to the greater of (a) four percent (4%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to Section 2.5 and (b) the rate of interest applicable to overdue principal pursuant to Section 5.11.1.

                                 6. GUARANTIES.

         6.1. GUARANTIES OF DOMESTIC SUBSIDIARIES. The Obligations shall be jointly and severally guaranteed by the Guarantors pursuant to the terms of the Guaranty.

         6.2. NEW DOMESTIC SUBSIDIARIES. In the event any new Domestic Subsidiary is formed or acquired after the Closing Date, such new Domestic Subsidiary shall, immediately upon becoming a Subsidiary, become a party to the Guaranty, pursuant to which such Domestic Subsidiary guarantees all of the Obligations to the Agent and the Banks.

                       7. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Bank Agents as follows:

         7.1.  CORPORATE AUTHORITY.

                  7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                  7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Domestic Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Domestic Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Domestic Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Domestic Subsidiaries.

                  7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Domestic Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Domestic Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Domestic Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         7.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

                  7.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet and statement of cash flow of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  7.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1996 to 1998 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections or to the cash flow statements delivered to the Banks. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

         7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, neither the Borrower nor any of its Subsidiaries has made any Distributions.

         7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others where such conflict could reasonably expected to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.

         7.7. LITIGATION. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

         7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

         7.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         7.14. CERTAIN TRANSACTIONS. Except as set forth on Schedule 7.14 hereto and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties or which could otherwise have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         7.15.  EMPLOYEE BENEFIT PLANS.

                  7.15.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  7.15.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                  7.15.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  7.15.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         7.16. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.17. ENVIRONMENTAL COMPLIANCE. To the best of the Borrower's knowledge, based upon a reasonable investigation, the Borrower has determined that:

                  (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) except to the extent that the following would not have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 7.17 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of any Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the

         Real Estate except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of the business, assets or financial condition of the Borrower or any of its Subsidiaries; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, except to the extent that the following would not have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

         7.18. SUBSIDIARIES, ETC. Schedule 7.18(a) sets forth the only Subsidiaries of the Borrower. Except as set forth on Schedule 7.18(b) hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

         7.19. CHIEF EXECUTIVE OFFICE. The Borrower's chief executive office is at 8105 Irvine Center Drive, Irvine, California 92718, at which location its books and records are kept.

         7.20. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve (12) months ending on the last Saturday of every June of each year.

         7.21. DISCLOSURE. No representation or warranty made by the Borrower in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to either Bank Agent or any Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

         7.22. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practice, with the details of such coverage being more fully described on Schedule 7.22 hereto.

                    8. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the administrative fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 8105 Irvine Center Drive, Irvine, California 92718, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

         8.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

           8.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

                     (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by KPMG Peat Marwick or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                     (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in
           Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                     (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                     (e) as soon as practicable, but in any event not later than thirty days prior to the end of each fiscal year, the budget of the Borrower for the next fiscal year, and from time to time upon the reasonable request of the Bank Agents, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered in response to this Section 8.4(e); and

                     (f) from time to time such other financial data and information (including accountants and management letters) as either of the Bank Agents or any Bank may reasonably request.

           8.5.  NOTICES.

                     8.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                     8.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries.




                     8.5.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten
           (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.

           8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
Section 8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

           8.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

           8.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

           8.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

           8.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

           8.9.2. APPRAISALS; COMMERCIAL FINANCE EXAMINATIONS. No more frequently than once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (b) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower. In addition, no more frequently than once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, the Agent shall be entitled to conduct a commercial finance examination of the Borrower at its Subsidiaries, such commercial finance examinations to be at the Borrower's expense

           8.9.3. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.3

           8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, unless the failure to so comply would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, unless the failure to so comply would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary and (d) all applicable decrees, orders, and judgments, unless the failure to so comply would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

           8.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section
Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

           8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans solely for working capital and general corporate purposes (including, without limitation, the repurchase by the Borrower of its capital stock). The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

           8.13. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

           The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

           9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                     (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                     (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                     (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

                     (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                     (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                     (f) obligations under Capitalized Leases not exceeding $50,000,000 in aggregate amount in any fiscal year;

                     (g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $5,000,000 at any one time;

                     (h) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

                     (i) Indebtedness of a Domestic Subsidiary of the Borrower existing on the Closing Date to the Borrower;

                     (j) Indebtedness of a Foreign Subsidiary of the Borrower existing on the Closing Date to the Borrower, provided that the aggregate principal amount of such Indebtedness of all the Foreign Subsidiaries to the Borrower does not exceed $30,000,000 at any time; and

                     (k) Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness of a Foreign Subsidiary to the Borrower or any Domestic Subsidiary) not otherwise permitted hereunder, provided, that the aggregate amount of all such Indebtedness does not exceed $25,000,000 in the aggregate at any time.

           9.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                     (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                     (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                     (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                     (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(d);

                     (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                     (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                     (vii) liens existing on the date hereof and listed on
           Schedule 9.2 hereto;

                     (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                     (ix) liens in favor of any lender of Indebtedness permitted pursuant to Section 9.1 hereof, provided that the aggregate principal amount of all Indebtedness permitted to be secured pursuant to this
           Section 9.2(x) shall not exceed $10,000,000 in the aggregate outstanding at any one time.

           9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                     (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                     (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                     (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                     (d) Investments existing on the date hereof and listed on
           Schedule 9.3 hereto (including those Investments in the Strategic Partners set forth on Schedule 9.3);

                     (e) Investments with respect to Indebtedness permitted by
           Section 9.1(i) and (j) so long as such entities remain Subsidiaries of the Borrower;

                     (f) Investments consisting of the Guaranty or Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date;

                     (g) Investments of the Borrower made after the Closing Date in Strategic Partners, provided that the aggregate amount of all such Investments made after the Closing Date shall not exceed $25,000,000 at any time; and

                     (h) Investments made in the ordinary course of business consistent with past practices consisting (and not for speculative purposes) of contracts entered into for foreign exchange hedging purposes.

           9.4. DISTRIBUTIONS. The Borrower will not make any Distributions.

           9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                     9.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except, so long as no Default or Event of Default has occurred and is continuing, or would exist after giving effect thereto, (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower so long as the Borrower is the survivor; (b) the merger or consolidation of two or more Subsidiaries of the Borrower; and (c) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower (the "Permitted Acquisitions") where (i) the Borrower has provided the Agent with thirty (30) days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (ii) the business to be acquired would not subject the Bank Agents or the Banks to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or the other Loan Documents; (iii) the business and assets so acquired in such Permitted Acquisition shall be acquired by the Borrower free and clear of all liens (other than liens permitted by Section 9.2) and all

           Indebtedness (other than Indebtedness permitted by Section 9.1); (iv) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; (v) the Borrower has demonstrated to the satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with Section 10 on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition; (vi) the aggregate purchase price for any one Permitted Acquisition or a series of related Permitted Acquisitions does not exceed $50,000,000 and the aggregate purchase price for all Permitted Acquisitions does not exceed $200,000,000 during the term of this Credit Agreement; and (vii) the required majority of the Board of Directors of the target Person incumbent at the time such Permitted Acquisition is proposed has acquiesced, or the transaction is otherwise deemed in the reasonable judgment of the Banks to be a "friendly" acquisition.

                     9.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

           9.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, other than the sale or transfer and subsequent lease by the Borrower or any Subsidiary of new equipment purchased by the Borrower or such Subsidiary within ninety (90) days of such sale or transfer.

           9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e.

releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law in each case if such violation would have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

           9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                     (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                     (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                     (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                     (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

           9.9. CHANGES IN TERMS OF CAPITAL STOCK. The Borrower will not, nor will it permit any of its Subsidiaries to, effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock unless such a change or amendment is of an immaterial or ministerial nature that would not have any adverse effect on any of the Bank Agents' or the Banks' rights or interests under the Loan Documents or the Borrower's or any of its Subsidiaries' obligations under the Loan Documents to which such Person is a party.

           9.10. FISCAL YEAR. The Borrower will not change the date of the end of its fiscal year from that set forth in Section 7.20 hereof.

           9.11. NEGATIVE PLEDGES. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement (excluding this Credit Agreement) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired, other than those agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by
Section 9.2.

           9.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any Subsidiary to, enter into or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payment to be made by the Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or
(b) any other transaction, arrangement, contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

           9.13. UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement, contract, or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower.

           9.14. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the other Loan Documents.

                    10. FINANCIAL COVENANTS OF THE BORROWER.

           The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:


           10.1. PROFITABLE OPERATIONS. The Borrower will not permit Consolidated Net Income or Consolidated Net Operating Income for any two consecutive fiscal quarters to be less than $1.00.

           10.2. FIXED RATE COVERAGE RATIO. The Borrower will not as at the end of any fiscal quarter, permit the ratio of (a) the sum of (i) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date plus (ii) Rental Obligations for the period of four (4) consecutive fiscal quarters ending on such date to (b) the sum of (i) Consolidated Total Interest Expense for the period of four (4) consecutive fiscal quarters ending on such date plus (ii) Rental Obligations for the period of four (4) consecutive fiscal quarters ending on such date, to be less than 2.00:1.00.

           10.3. MINIMUM LIQUIDITY. The Borrower will not permit the ratio of
(a) the sum of (i) cash of the Borrower plus (ii) Current Accounts Receivable of the Borrower to (b) the sum of (i) accounts payable of the Borrower plus (ii) Senior Funded Indebtedness to be less than 1.25 to 1.00 at any time.

           10.4. CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth at any time to be less than the greater of (a) $375,000,000 or (b) the sum of (i) $375,000,000 plus (ii) on a cumulative basis, 75% of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ended March 31, 1996, minus (iii) 100% of the purchase price paid by the Borrower to repurchase the capital stock of the Borrower in such fiscal quarter.

                             11. CLOSING CONDITIONS.

           The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent.

           11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

           11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

           11.3. CORPORATE, ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

           11.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents and Subordination Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

           11.5. CERTIFICATES OF INSURANCE. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

           11.6. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

           11.7. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Michael A. Cornelius, Esq., counsel to the Borrower and its Domestic Subsidiaries.

           11.8. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fee and the administrative fee as set forth in the Fee Letter.

           11.9. TERMINATION OF RECEIVABLES FINANCING. The Agent shall have received evidence satisfactory to the Agent that all Indebtedness of the Borrower to J.P. Morgan Delaware, as Administrative Agent pursuant to Receivables Purchase Agreement dated as of December __, 1993 has been repaid and such agreement, and all the Borrower's obligations thereunder, has been terminated.

                        12. CONDITIONS TO ALL BORROWINGS.

           The obligations of the Banks to make, convert or continue any Revolving Credit Loan, including making the initial Revolving Credit Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

           12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

           12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

           12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

           12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Bank Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

           13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                     (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                     (b) the Borrower or any of its Domestic Subsidiaries shall fail to pay any interest on the Revolving Credit Loans, the Commitment Fee, any Letter of Credit Fee, the administrative fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                     (c) the Borrower shall fail to comply with any of its covenants contained in Section 8, 9 or 10;

                     (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                     (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                     (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                     (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                     (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $10,000,000;

                     (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                     (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                     (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                     (m) there shall occur any material damage to, or loss, theft or destruction of, any assets of the Borrower or any of its Subsidiaries, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                     (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                     (o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary;

                     (p) the Borrower shall at any time fail legally or beneficially own less than 100% of the capital stock of any of the Guarantors; or

                     (q) any Person shall at any time be the legal or beneficial owner (within the meaning used in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of the common stock of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section Section 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

           13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Domestic Subsidiaries of any of the Obligations.

           13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   14. SETOFF.

           Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the

Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                              15. THE BANK AGENTS.

           15.1.  AUTHORIZATION.

                     (a) Each of the Bank Agents is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Bank Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Bank Agent.

                     (b) The relationship between each of the Bank Agents and each of the Banks is that of an independent contractor. The use of the terms "Syndication Agent", "Bank Agents" and "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each of the Bank Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any of the Bank Agents and any of the Banks.

                     (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Bank Agents is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and each of the Bank Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of either of the Bank Agents as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Bank Agents.

           15.2. EMPLOYEES AND AGENTS. Each of the Bank Agents may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each of the Bank Agents may utilize the services of such Persons as such Bank Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

           15.3. NO LIABILITY. Neither the Syndication Agent, the Agent nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Bank Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

           15.4. NO REPRESENTATIONS. Neither of the Bank Agents shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. Neither of the Bank Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. Neither of the Bank Agents has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon either of the Bank Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

           15.5.  PAYMENTS.

                     15.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                     15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                     15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of
           Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent

           Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

           15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

           15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless each of the Bank Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for either of the Bank Agents has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or either of the Bank Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Bank Agent's willful misconduct or gross negligence.

           15.8. BANK AGENTS AS BANK. In its individual capacity, NationsBank and FNBB, as the case may be, shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also a Bank Agent.

           15.9. RESIGNATION. Either or both of the Bank Agents may resign at any time by giving sixty (60) days prior written notice thereof to the Banks, the Borrower and the other Bank Agent. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Syndication Agent or Agent, as the case may be. Unless a Default or Event of Default shall have occurred and be continuing, such successor Bank Agent shall be reasonably acceptable to the Borrower. If no successor Bank Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Bank Agent's giving of notice of resignation, then the retiring Bank Agent may, on behalf of the Banks, appoint a successor Bank Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as a Bank Agent hereunder by a successor Bank Agent, such successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Bank Agent, and the retiring Bank Agent shall be discharged from its duties and obligations hereunder. After any retiring Bank Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Bank Agent.

           15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                  16. EXPENSES.

           The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by either of the Bank Agents or any of the Banks (other than taxes based upon such Bank Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each Bank Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Bank Agents' Special Counsel or any local counsel to the Bank Agents incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Bank Agents incurred by the Bank Agents in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or either of the Bank Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or either of the Bank Agents in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or either of the Bank Agents' relationship with the Borrower or any of its Subsidiaries. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.

                              17. INDEMNIFICATION.

           The Borrower agrees to indemnify and hold harmless each of the Bank Agents and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Bank Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

                         18. SURVIVAL OF COVENANTS, ETC.

           All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Bank Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                  19. ASSIGNMENT AND PARTICIPATION; ACCESSION.

           19.1.  CONDITIONS TO ASSIGNMENT AND ACCESSION.

                     19.1.1. ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of each of the Agent and the Borrower, will not be unreasonably withheld; provided, however, for an assignment by a Bank to its affiliate the consent of the Agent and the Borrower shall not be required; (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, and each assignment shall be in an amount that is a whole multiple of $5,000,000, (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

                     19.1.2. ACCESSION. Except as otherwise provided herein, Eligible Assignees (each such Eligible Assignee, an "Acceding Bank") may, at the request of the Borrower and with the consent of the Bank Agents, become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of Exhibit E hereto (an "Instrument of Accession") with the Borrower and the Bank Agents and assuming thereunder a Commitment, in an amount to be agreed upon by the Borrower, such Acceding Bank and the Bank Agents, to make Revolving

           Credit Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Total Commitment shall thereupon be increased by the amount of such Acceding Bank's Commitment; provided, however, that (a) each of the Bank Agents shall have given its prior written consent to such accession, and (b) in no event shall the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $150,000,000. On the effective date specified in any Instrument of Accession, Schedule 1 hereto shall be deemed to be amended to reflect
           (a) the name, address, Commitment and Commitment Percentage of such Acceding Bank, (b) the Total Commitment as increased by such Acceding Bank's Commitment, and (c) the changes to the other Banks' respective Commitment Percentages and any changes to the other Banks' respective Commitments (in the event such Bank is also the Acceding Bank) resulting from such assumption and such increased Total Commitment.

           19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance or Instrument of Accession, as the case may be, the parties to the assignment and Instrument of Accession, as the case may be, thereunder confirm to and agree with each other and the other parties hereto as follows:

                     (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned (in the case of an Assignment and Acceptance) thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                     (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                     (c) such assignee or Acceding Bank, as the case may be, confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance or Instrument of Accession, as the case may be;

                     (d) such assignee or Acceding Bank, as the case may be, will, independently and without reliance upon the assigning Bank, either of the Bank Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                     (e) such assignee or Acceding Bank, as the case may be, represents and warrants that it is an Eligible Assignee;

                     (f) such assignee or Acceding Bank, as the case may be, appoints and authorizes each of the Bank Agents to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to such Bank Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                     (g) such assignee or Acceding Bank, as the case may be, agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                     (h) such assignee or Acceding Bank, as the case may be, represents and warrants that it is legally authorized to enter into such Assignment and Acceptance or Instrument of Accession, as the case may be; and

                     (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

           19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance and Instrument of Accession delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each of the Bank Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

           19.4 NEW NOTES. Upon its receipt of an Assignment and Acceptance or Instrument of Accession, as the case may be, executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee or Acceding Bank, as the case may be, in an amount equal to the amount assumed by such Eligible Assignee or Acceding Bank, as the case may be, pursuant to such Assignment and Acceptance or Instrument of Accession and, in the event of an assignment, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and each of the Bank Agents, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

           19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

           19.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

           19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank or Acceding Bank is an Affiliate of the Borrower, then any such assignee Bank or Acceding Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's or Acceding Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans to the extent of such participation.

           19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank or Acceding Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

           19.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.

           Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                     (a) if to the Borrower, at 8105 Irvine Center Drive, Irvine, California 92718, Attention: Mr. Duston Williams, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                     (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: High Technology Division, with a copy to 435 Tasso Street, Suite 250, Palo Alto, California 94301, USA, Attention: Maia D. Heymann, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice;

                     (c) if to the Syndication Agent, at 901 Main Street, 67th Floor, Dallas, Texas 75283-1000, USA, Attention: William C. Collins, Senior Vice President, or such other address for notice as the Syndication Agent shall last have furnished in writing to the Person giving the notice; and

                     (d) if to any Bank, at such Bank's address set forth on
           Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the person giving the notice.

           Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

           THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.

           The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.

           This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

           The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

                            25. WAIVER OF JURY TRIAL.

           Each of the Borrower and the Banks hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or either of the Bank Agents has represented, expressly or otherwise, that such Bank or such Bank Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that each of the Bank Agents and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

           Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Revolving Credit Notes (other than interest accruing pursuant to Section 5.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Revolving Credit Notes, the date fixed for payment of any amounts owing pursuant to this Credit Agreement or the other Loan Documents, the release of any of the Guarantors or all or substantially all of any collateral held by the Agent for the benefit of the Banks, the amount of the Commitments of the Banks (other than changes which are contemplated and permitted by Section 19.1.2 hereof), and the amount of Commitment Fee or Letter of Credit fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank; the definition of Majority Banks may not be amended without the written consent of all of the Banks; the amount of the administrative fee or any Letter of Credit fees payable for the Agent's account may not be amended without the consent of the Agent and Section 16 may not be amended without the written consent of the Bank Agents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either of the Bank Agents or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.

           The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

           IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                             WESTERN DIGITAL CORPORATION



                                             By: /s/ D. Scott Mercer
                                                 -------------------------------
                                                 Name: D. Scott Mercer
                                                 Title: Chief Financial and
                                                        Administrative Officer


                                             NATIONSBANK OF TEXAS, N.A.,
                                             individually and as Syndication
                                             Agent



                                             By: /s/ William C. Collins
                                                 -------------------------------
                                                William C. Collins
                                                Senior Vice President


                                             THE FIRST NATIONAL BANK OF BOSTON,
                                             individually and as Agent


                                             By: /s/ Jay L. Massino
                                                 -------------------------------
                                                 Name: Jay L. Massino
                                                 Vice President

                                             UNION BANK OF CALIFORNIA, N.A.


                                             By: /s/ Scott Lance
                                                 -------------------------------
                                                 Name: Scott Lance
                                                 Title: Vice President

                                             BANQUE NATIONALE de PARIS


                                             By: /s/ Clive Bettles
                                                 -------------------------------
                                                 Name: Clive Bettles
                                                 Title: SVP and Manager

                                             By: /s/ Tjalling Terpstra
                                                 -------------------------------
                                                 Name: Tjalling Terpstra
                                                 Title: Vice President

                                             THE BANK OF NOVA SCOTIA


                                             By: /s/ J.S. York
                                                 -------------------------------
                                                 Name: J.S. York
                                                 Title: Vice President

                                             FLEET NATIONAL BANK


                                             By: /s/ [Signature]
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   Schedule 1

                       Commitments; Commitment Percentages

                                                                    COMMITMENT
BANK                                             COMMITMENT         PERCENTAGE
NationsBank of Texas, N.A.                      $ 30,750,000          23.6538%
Domestic Lending Office:
901 Main Street, 67th Floor
Dallas, TX  75283-1000
Attn:  Lori Stone, Vice President
Eurodollar Lending Office:
Same as Above

The First National Bank of Boston               $ 30,750,000          23.6538%
Domestic Lending Office
100 Federal Street
Boston, MA  02110
Attn:  High Technology Division
Eurodollar Lending Office:
Same as Above

Fleet National Bank                             $ 20,000,000          15.3846%
Domestic Lending Office
One Federal Street
Boston, MA  02211
Attn:  Frank Benesh, Managing Director
Eurodollar Lending Office:
Same as Above

Union Bank of California, N.A.                  $ 18,500,000          14.2308%
Domestic Lending Office:
550 South Hope Street, 5th Floor
Los Angeles, CA  90071
Attn:  Scott Lane, Vice President
Eurodollar Lending Office:
Same as Above

Banque Nationale de Paris                       $ 15,000,000          11.5385%
Domestic Lending Office
725 Figueroa Street
Los Angeles, CA  90017
Attn:  Mr. Tjalling Terpstra
Eurodollar Lending Office:
Same as Above

The Bank of Nova Scotia                         $ 15,000,000          11.5385%
Domestic Lending Office:
580 California Street, Suite 2100
San Francisco, CA  94104
Attn:  Werner Tillinger, Relationship
Manager
Eurodollar Lending Office:
Same as Above

Totals                                          $130,000,000            100%

                                  SCHEDULE 7.3


                              TITLES TO PROPERTIES



                                     (None)




                                                         [WESTERN DIGITAL LOGO]

                                  Schedule 7.7
                                   Litigation


1.      Rodime plc

        On December 14, 1994, Rodime plc ("Rodime") filed suit against the Company, asserting that one of its United States patents which relates to 3.5-inch disk drives is infringed by the Company's disk drive products. Rodime had previously offered to grant the Company a royalty bearing license under this and other Rodime patents. On April 11, 1994, in another case involving this patent which was brought by Quantum Corporation, the court granted Quantum's motion for summary judgment, finding certain key claims of the patent in question to be invalid. On September 22, 1995, the Quantum decision was upheld by the Federal Circuit Court of Appeals, and Rodime's petition for rehearing has been denied. Rodime has filed a petition for writ of certiorari with the U.S. Supreme Court, which has not yet determined if it will hear the case. If the Court of Appeals' decision is not reversed by the Supreme Court, the substantial portion of the claims in the Rodime suit against the Company will be dismissed.

2.      Amstrad plc

        The Company was sued by Amstrad plc ("Amstrad") on December 4, 1992, in Orange County Superior Court. The complaint alleged that disk drives supplied to Amstrad by the Company in 1988 and 1989 were defective and caused damages to Amstrad of not less than $186 million. The suit also seeks punitive damages.

        The Company has denied the material allegations of the complaint and has filed cross-claims against Amstrad. Substantial discovery in the case is currently being conducted. A tentative trial date of February 18, 1997, has been established by the court.

        The Company's E&O insurance carrier has acknowledged its responsibility to defend the case and to afford coverage. The policy limits, however, are well below the amount of damages sought by Amstrad.

[WESTERN DIGITAL LOGO]

                                 SCHEDULE 7.14

                          TRANSACTIONS WITH AFFILIATES

Loan to Employee

Roger Johnson (Former Employee)         $500,000

Glenn Josephson (Former Employee)       $ 75,971

John Porcelli                           $  8,300

Ron Sinclair                            $ 86,774
                                        --------
                                        $671,045
                                        ========

                                [WESTERN DIGITAL LOGO]

                                SCHEDULE 7.17(d)

                            Environmental Compliance

1. Redhill Facility

In January 1991, Riedel Environmental Services removed a 2,000 gallon underground storage tank (UST) and four underground concrete clarifiers from the site. According to Riedel's report, Underground Storage Tank Closure Report for 3128 Redhill Avenue, Costa Mesa, CA Permit #92-013, dated April 1992, the work was accomplished in accordance with city, county, state and federal regulations. Soil samples were collected from approximately 2 feet below the bottoms of the former locations of the UST, the sump associated with the UST, and each of the four clarifiers. The report indicates that the soils below the former locations of the UST and clarifiers were minimally impacted by chemicals; the report also describes the excavation and disposal of the impacted soil.

In August 1994, Western Digital retained Harding Lawson Associates to conduct investigation and closure of a potential groundwater issue at the above site. On August 25, 1994, HLA submitted a workplan to the REGIONAL WATER QUALITY CONTROL BOARD (RWQCB), Santa Ana Region, for additional site characterization. The RWQCB approved HLA's workplan on October 20, 1994. On February 3, 1995, the Final Report on additional Site Characterization was submitted to RWQCB requesting formal closure of the above site.

During a November 1995 meeting with RWQCB, a report from a previous investigation was made available for review. The report, performed for the U.S. Environmental Protection Agency (EPA) Regional IX by URS Consultants, Inc.
(URS) in April, 1992, titled CERCLA Site Inspection Report, Western Digital Corporation, 3128 Red Hill Avenue, Costa Mesa, CA, identified two historical features previously unknown to Western Digital and HLA.

In November, 1995, HLA submitted a workplan to the RWQCB for additional site investigation. The workplan was approved by the regional board in January, 1996. All site investigation was completed in March 1996. Western Digital is reviewing the Draft report at this time. The Final report will be submitted to RWQCB by May, 1996.

Based on the result from the last round of investigation, Western Digital Corporation intends to request a formal closure of the above site from the RWQCB.

                                Schedule 7.18(a)

                                  Subsidiaries

                                                                               Date of
                                                    Jurisdiction of            Incorporation or
Name of Subsidiary                                  Incorporation              Acquisition

Selanar Corporation (**)                            California                 07/03/87
Selanar GmbH (**, 1)                                Germany                    07/03/87
Western Digital Canada Corporation                  Ontario, Canada            01/14/87
Western Digital Capital Corporation                 Delaware                   12/30/93
Western Digital CSG Corporation                     Delaware                   03/01/96
Western Digital (Deutschland) GmbH                  Germany                    06/27/83
Western Digital Europe (**)                         California                 04/20/87
Western Digital (France) SARL (2)                   France                     01/28/86
Western Digital Hong Kong Limited (3)               Hong Kong                  11/20/87
Western Digital Ireland, Ltd.                       Cayman Islands             04/12/83
Western Digital (I.S.) Limited (6)                  Ireland                    03/24/94
Western Digital Japan Ltd.                          Japan                      07/23/84
Western Digital (Malaysia) SDN BHD                  Malaysia                   11/12/73
Western Digital Netherlands B.V.                    The Netherlands            11/29/89
Western Digital Pacific Corporation (**)            California                 12/13/85
Western Digital Rochester, Inc. (**)                Delaware                   11/28/94
Western Digital (S.E. Asia) Pte Ltd.                Singapore                  02/12/90
Western Digital (Singapore) Pte Ltd. (4)            Singapore                  10/16/87
Western Digital Taiwan Co., Ltd. (5)                Taiwan, R.O.C.             06/07/88
Western Digital  (Taus - Singapore) Pte
Ltd.(7)                                             Singapore                  08/21/95
Western Digital (U.K.) Limited                      England                    06/24/84

(**)     Inactive

(1) Subsidiary of Selanar Corporation; merged into Western Digital Deutschland GmbH in process in 10/95; change method to mandatory cancellation 5/96.

(2) Subsidiary of Western Digital Corporation ("WDC" (999 shares) and Western Digital (U.K.) Limited ("WDUK")(1 share).

(3) Subsidiary of WDC and WDUK (1 share each) (WDUK holds share in trust for WDC)

(4)      Subsidiary of Western Digital Ireland, Ltd. ("WDIL")

(5) WDC is majority shareholder; one share owned by Western Digital Canada Corporation, WDUK, Selanar Corporation, Western Digital (Malaysia) SDN BHD, Western Digital Europe and Western Digital Pacific Corporation

(6)      Subsidiary of WDC and Western Digital Ireland, Ltd. (1 share each)

(7)      Subsidiary of Western Digital (Singapore) Pte Ltd. (in turn owned by
         WDIL)

                                SCHEDULE 7.18(b)

                                 JOINT VENTURES


                                     (None)



                                                         [WESTERN DIGITAL LOGO]

                                                                   Schedule 7.22

[ACORD LOGO]    CERTIFICATE OF INSURANCE              ISSUE DATE (MM/DD/YY)
                                                      04/12/96

                                                 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO
                                                 RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR
PRODUCER                                         ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
JOHNSON & HIGGINS OF CA
695 TOWN CENTER DRIVE, SUITE 700                                              COMPANIES AFFORDING COVERAGE
COSTA MESA, CA 92626
PH. 714/641-8899                                    COMPANY LETTER   A  ST. PAUL FIRE & MARINE INS. CO.
FAX 714/979-0797
                                                    COMPANY LETTER   B
INSURED
WESTERN DIGITAL CORPORATION                         COMPANY LETTER   C
8105 IRVINE CENTER DRIVE
IRVINE, CA 92718-2902                               COMPANY LETTER   D

ATTN: STEPHEN PAGE                                  COMPANY LETTER   E

- ----------------------------------------------------------------------------------------------------------------------------------

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.



                                                                                POLICY
                                                                              EXPIRATION
CO                                       POLICY         POLICY EFFECTIVE        DATE
LTR     TYPE OF INSURANCE                NUMBER         DATE (MM/DD/YY)       (MM/DD/YY)                LIMITS
- ----------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                                                                       GENERAL AGGREGATE        $2,000,000.

A    X  COMMERCIAL GENERAL LIABILITY                                                         PRODUCTS-COMP/OP AGG.    $2,000,000.
            CLAIMS MADE X OCCUR.        TE09401580           07/01/95          07/01/96      PERSONAL & ADV. INJURY   $1,000,000.
        OWNER'S & CONTRACTOR'S PROT.                                                         EACH OCCURRENCE          $1,000,000.
                                                                                             FIRE DAMAGE
                                                                                               (Any one fire)         $1,000,000.
                                                                                             MED. EXPENSE
                                                                                               (Any one person)       $    5,000.
- ----------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY                                                                    COMBINED SINGLE LIMIT    $1,000,000.

A    X  ANY AUTO                        TE09401580           07/01/95          07/01/96      BODILY INJURY            $
                                                                                                (Per Person)
        ALL OWNED AUTOS
                                                                                             BODILY INJURY            $
        SCHEDULED AUTOS                                                                         (Per Accident)

        HIRED AUTOS                                                                          PROPERTY DAMAGE          $

        GARAGE LIABILITY
- ----------------------------------------------------------------------------------------------------------------------------------
     EXCESS LIABILITY                                                                        EACH OCCURRENCE          $20,000,000.

A    X  UMBRELLA FORM                   TE09401580           07/01/95          07/01/96      AGGREGATE                $20,000,000.
        OTHER THAN UMBRELLA FORM
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                               STATUTORY LIMITS
A       WORKER'S COMPENSATION           WVA9400155           07/01/95          07/01/96      EACH ACCIDENT            $1,000,000.
               AND                                                                           DISEASE-POLICY LIMIT     $1,000,000.
        EMPLOYERS' LIABILITY                                                                 DISEASE-EACH EMPLOYEE    $1,000,000.
- ----------------------------------------------------------------------------------------------------------------------------------
     OTHER



- ----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS


- ----------------------------------------------------------------------------------------------------------------------------------


CERTIFICATE HOLDER                                                CANCELLATION

EVIDENCE OF COVERAGE                                              SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE
                                                                  THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
                                                                  MAIL ____ DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO
                                                                  THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO
                                                                  OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS
                                                                  OR REPRESENTATIVES.
                                                                  -----------------------------------------------------------------
                                                                  AUTHORIZED REPRESENTATIVE


ACCORD 25-S(7/90)                                                                                       (C) ACORD CORPORATION 1990
- ----------------------------------------------------------------------------------------------------------------------------------

                                                                   Schedule 722
- -------------------------------------------------------------------------------
                                                                Date (MM/DD/YY)
[ACORD LOGO]                EVIDENCE OF PROPERTY INSURANCE         / / 12/15/96

  THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
- -------------------------------------------------------------------------------
PRODUCER                         COMPANY
  RHH of Northern California       Allianz Insurance Company
  One Market                       3400 Riverside Drive, #300
  Spear Street Tower Ste. 2100     Burbank, CA 91505-4569
  San Francisco, CA 94105
                  415-543-9360

CODE                 SUB-CODE

- -------------------------------------------------------------------------------
INSURED                          LOAN NUMBER           POLICY NUMBER
  Western Digital Corporation                               CLP1025285
  P. O. BOX #19665              -----------------------------------------------
  8105 Irvine Center Drive      EFFECTIVE DATE   EXPIRATION DATE   CONT. UNTIL
  Irvine, CA 92713-9665         (MM/DD/YY)       (MM/DD/YY)        TERMINATED--
                                  7/01/95          7/01/96         IF CHECKED//
                                -----------------------------------------------
                                THIS REPLACES PRIOR EVIDENCE DATED:

- -------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION
                             as filed with company

- -------------------------------------------------------------------------------
COVERAGE INFORMATION
                      COVERAGE/PERILS/FORMS    AMOUNT OF INSURANCE    DEDUCTIBLE
- -------------------------------------------------------------------------------
                All Risk incl EQ & Flood
                $1,000,000,000 Blanket Limit                            100,000
                Manuscript Form

                Covers Buildings, Personal
                Property, Rents, Tenants
                Improvements & Betterments

                Bailer & Machinery,
                Business Income
                Replacement Cost

- -------------------------------------------------------------------------------
REMARKS (including Special Conditions)

  Earthquake sublimit $10,000,000 with 5% TIV Deductible.
  Flood sublimit $50,000,000 with $100,000 Deductible.
  Ocean Cargo #MC1287 with Lloyd's Underwriters: $4,000,000 Steamer under Deck, $500,000 Steamer on Deck, $10 mil any one aircraft, $4 mil any one land convey.
- -------------------------------------------------------------------------------
CANCELLATION

  THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
- -------------------------------------------------------------------------------
ADDITIONAL INTEREST

NAME AND ADDRESS                NATURE OF INTEREST

                                / / MORTGAGEE        / / ADDITIONAL INSURED
  To Whom It May Concern
                                / / LOSS PAYEE       / / OTHER
                                                              -----------------
                                -----------------------------------------------
                                SIGNATURE OF AUTHORIZED AGENT OF COMPANY

                                /s/ [SIGNATURE]                          346355
ACORD 27 (2/88)                                      (c) ACORD CORPORATION 1985
- -------------------------------------------------------------------------------

[WESTERN DIGITAL LOGO]








                                  SCHEDULE 9.1


                             EXISTING INDEBTEDNESS


                                     (None)






                                                          [WESTERN DIGITAL LOGO]

[WESTERN DIGITAL LOGO]








                                  SCHEDULE 9.2


                                 EXISTING LIENS


                                     (None)






                                                         [WESTERN DIGITAL LOGO]

                                  SCHEDULE 9.3


                              EXISTING INVESTMENTS
                                (As of 4-15-96)


INVESTMENTS

        Investment in Silmag                    3,000,000

        Investment in San Disk                  2,000,000

        Investment in Wang                         52,366

        Investment in JTS                       4,100,000

        Investment in Censtor                   3,000,000
                                               ----------

TOTAL INVESTMENTS                              12,152,366

                                                                      EXHIBIT A

                             REVOLVING CREDIT NOTE

$________________                                          as of April 24, 1996

        FOR VALUE RECEIVED, the undersigned WESTERN DIGITAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF BANK] (the "Bank") at the Agent's Head Office (as defined in the Credit Agreement as hereinafter defined):

                (a) prior to or on Revolving Credit Loan Maturity Date the principal amount of [INSERT COMMITMENT AMOUNT] or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of April 24, 1996 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

                (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

        This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

        The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment.

The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owning and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

        The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

        If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

        No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

        The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

        THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND
THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR
ANY SUCH COURT OF THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

        IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


[Corporate Seal]

                                                WESTERN DIGITAL CORPORATION


                                                By:
                                                   ----------------------------
                                                   Title:


                               Amount of           Balance of
              Amount         Principal Paid         Principal          Notation
  Date       of Loan           or Prepaid            Unpaid            Made By:
- --------------------------------------------------------------------------------

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                                                      EXHIBIT B

                              FORM OF LOAN REQUEST

                                ----------------

The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts 02110

        Attention: High Technology Division

        Re: Loan Request

Ladies and Gentlemen:

        Reference is hereby made to that certain Revolving Credit Agreement, dated as of April 24, 1996 (as the same may be amended and in effect from time to time, the "Credit Agreement"), by and among Western Digital Corporation (the "Borrower"), NationsBank of Texas, N.A. ("Nations"), The First National Bank of Boston ("FNBB"), the other lending institutions party thereto (collectively with Nations and FNBB, the "Banks"), and NationsBank of Texas, N.A. as syndication agent for itself and the other Banks (the "Syndication Agent"), and The First National Bank of Boston as administrative agent for itself and the other Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        Pursuant to Section 2.6 of the Credit Agreement, we hereby request that a Revolving Credit Loan consisting of [a Base Rate Loan in the principal amount of $________, or a Eurodollar Rate Loan in the principal amount of $_______ with an Interest Period of _________] be made on ____________ __,
____. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

        We hereby certify (a) that the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $__________, (b) that we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting

The First National Bank of Boston,
        as Agent
Page 2


from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                                        Very truly yours,


                                        WESTERN DIGITAL CORPORATION


                                        By:________________________________
                                        Title:

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                     [date]

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110

        Attention:  High Technology Division

Ladies and Gentlemen:

        Reference is made to the Revolving Credit Loan Agreement, dated as of April 24, 1996 (as amended and in effect from time to time, the "Credit Agreement"), by and among Western Digital Corporation (the "Borrower"), NationsBank of Texas, N.A., The First National Bank of Boston and the other lending institutions listed on Schedule 1 to the Credit Agreement (collectively, the "Banks"), NationsBank of Texas, N.A. as syndication agent for the Banks (the "Syndication Agent") and The First National Bank of Boston as administrative agent for the Banks (the "Agent", and, collectively with the Syndication Agent, the "Bank Agents"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

        Pursuant to Section 9.4(c) of the Credit Agreement, the principal financial or accounting officer of the Borrower hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [year] [quarter] [month] ended______________; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

        IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.

                                       WESTERN DIGITAL CORPORATION

                                       By:
                                          --------------------------------------
                                          Title:

                             COMPLIANCE CERTIFICATE

                           WESTERN DIGITAL CORPORATION

10.1.    PROFITABLE OPERATIONS

         (a)      Consolidated Net Income for quarter ended _______                                $___________
         (b)      Consolidated Net Income for immediately preceding
                    fiscal quarter                                                                 $___________
                    (not to be less than $1.00 for any two consecutive
                      fiscal quarters)
         (c)      Consolidated Net Operating Income for quarter ended _____                        $___________
         (d)      Consolidated Net Operating Income for immediately
                    preceding fiscal quarter                                                       $___________
                    (not to be less than $1.00 for any two consecutive
                      fiscal quarters)

10.2.    FIXED RATE COVERAGE RATIO

         (a)      EBITDA for such period                                                           $___________
                  (i)      Consolidated Net Income for such
                             period, plus (without duplication)                   $__________
                  (ii)     depreciation for such period, plus                     $__________
                  (iii)    amortization for such period, plus                     $__________
                  (iv)     income tax expense for such period, plus               $__________
                  (v)      Consolidated Total Interest Expense
                             paid or accrued during such period                   $__________
         (b)      Rental Obligations for such period                                               $___________
         (c)      Sum of (a) plus (b)                                                              $___________
         (d)      Consolidated Total Interest Expense for such period                              $___________
         (e)      Rental Obligations for such period                                               $___________
         (f)      Sum of (d) plus (e)                                                              $___________
         (g)      Ratio of (c) to (f)                                                              ______:______
                  (Not to be less than 2.00:1.00 as at the end of any
                    fiscal quarter)

10.3.    MINIMUM LIQUIDITY

         (a)      Cash of the Borrower for such period                                             $___________
         (b)      Current Accounts Receivable of the Borrower for such period     $___________
         (c)      Sum of (a) plus (b)                                                              $___________
         (d)      Accounts payable of the Borrower for such period                                 $___________
         (e)      Senior Funded Indebtedness for such period                                       $___________
         (f)      Sum of (d) plus (e)                                                              $___________
         (g)      Ratio of (c) to (f)                                                              _______:_____
                  (Not to be less than 1.25:1.00 at any time)

10.4.    CONSOLIDATED NET WORTH

         (a)      Consolidated Net Worth at time of determination                               $___________
                  (i)      Consolidated Total Assets for such period,                    $___________
                           minus
                  (ii)     Consolidated Total Liabilities for such period,               $___________
                           minus
                  (iii)    any subscriptions receivable for such period                  $___________
         (b)      seventy five percent (75%) of positive Consolidated Net Income for
                  such period                                                                   $___________
         (c)      one hundred percent (100%) of purchase price paid during
                  such period to repurchase capital stock                                       $___________
         (d)      Sum of (a) plus (b), less (c)                                                 $___________
                  (Not to be less at any time than the greater of $375,000,000 or the sum of $375,000,000 plus (d))

                                                                     EXHIBIT D


                           ASSIGNMENT AND ACCEPTANCE

                            Dated as of _____, 19__

        Reference is made to the Revolving Credit Agreement, dated as of April 24, 1996 (as from time to time amended and in effect, the "Credit Agreement"), by and among WESTERN DIGITAL CORPORATION, a Delaware corporation (the "Borrower"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

        __________________ (the "Assignor") and ________________ (the
"Assignee") hereby agree as follows:

        1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $__________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to __% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

        2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment is $__________, its Commitment Percentage is __%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $__________, the aggregate amount of its Letter of Credit Participations equals $__________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and
(d) attaches hereto the Revolving Credit Note delivered to it under the Credit Agreement.

        The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note for new Revolving Credit Notes payable to the Assignor and the Assignee as follows.


Notes Payable to                          Amount of Revolving
  the Order of:                               Credit Note
- ----------------                          -------------------
Assignor                                  $*
Assignee                                  $*

        3. ASSIGNEE's REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, having been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.4, 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

        4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be __________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

        5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 17 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

        6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

        7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF
LAWS).

        8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

        IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                        [INSERT NAME OF ASSIGNEE]



                                        By: ________________________________
                                            Title:

                                        [INSERT NAME OF ASSIGNOR]



                                        BY: ________________________________
                                            Title:

CONSENTED TO:

WESTERN DIGITAL
CORPORATION



By: ______________________________
    Title:

THE FIRST NATIONAL
BANK OF BOSTON, as
Agent



By: ______________________________
    Title:

                                                        EXHIBIT E


                        FORM OF INSTRUMENT OF ACCESSION

                           Dated as of______________



        Reference is hereby made to the Revolving Credit Agreement dated as of April 24, 1996 (as heretofore and from time to time amended and in effect, the "Credit Agreement"), by and among Western Digital Corporation, a Delaware corporation (the "Borrower"), NationsBank of Texas, N.A., The First National Bank of Boston and the other lending institutions set forth on Schedule 1 to the Credit Agreement (collectively, the "Banks"), NationsBank of Texas, N.A. as syndication agent for the Banks (the "Syndication Agent") and The First National Bank of Boston as administrative agent for the Banks (the "Agent", and, collectively with the Syndication Agent, the "Bank Agents"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

        Pursuant to the terms of Section 19.1.2 of the Credit Agreement, the Borrower, the Bank Agents and [INSERT NAME OF ACCEDING BANK] (the "Acceding Bank") hereby agree as follows:

        1. Subject to the terms and conditions of this Accession Agreement, the Acceding Bank hereby agrees to assume, without recourse to the Banks or the Bank Agents, on the Effective Date (as defined below), a Commitment of $_______ in accordance with the terms and conditions set forth in the Credit Agreement. Upon such assumption, the Total Commitment shall be automatically increased by the amount of such assumption. The Acceding Bank hereby agrees to be bound by, and hereby requests the agreement of the Borrower and the Bank Agents that the Acceding Bank shall be entitled to the benefits of, all of the terms, conditions and provisions of the Credit Agreement as if the Acceding Bank had been one of the lending institutions originally executing the Credit Agreement as a "Bank"; provided that nothing herein shall be construed as making the Acceding Bank liable to the Borrower or the other Banks in respect of any acts or omissions of any party to the Credit Agreement or in respect of any other event occurring prior to the Effective Date (as defined below) of this Accession Agreement.

        2. The Acceding Bank (a) represents and warrants that (i) it is duly and legally authorized to enter into this Accession Agreement, (ii) the execution, delivery and performance of this Accession Agreement do not conflict with any provision of law or of the charter or by-laws of the Acceding Bank, or of any agreement binding on the Acceding Bank, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, deliver and performance of this Accession Agreement, and to render the same the legal, valid and binding obligation of the Acceding Bank, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to sections 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement; (c) agrees that it will, independently and without reliance upon the Banks or either of the Bank Agents and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Bank Agents to take such action as agents on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to each of the Bank Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and acknowledges that it has made arrangements with the Agent satisfactory to the Acceding Bank with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

        3. The Acceding Bank hereby requests that the Borrower issue a new Revolving Credit Note payable to the order of the Acceding Bank in the principal amount of $___. In the event the Acceding Bank is also a Bank party to the Credit Agreement immediately prior to the Effective Date of this Accession Agreement, that such Acceding Bank agrees to deliver to the Borrower, as soon as reasonably practicable after the Effective Date (as defined below), the prior Revolving Credit Note held by it prior to the issuance of the new Revolving Credit Note, marked "Cancelled".

        4. The effective date for this Accession Agreement shall be [Insert Effective Date] (the "Effective Date"). Following the execution of this Accession Agreement by the Borrower and the Acceding Bank, it will be delivered to the Bank Agents for acceptance. Upon acceptance by the Bank Agents, Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto. The Agent shall thereafter notify the other Banks of the revised Schedule 1.

        5. Upon such acceptance, from and after the Effective Date, the Borrower shall make all payments in respect of the Acceding Bank Commitment (including payments of principal, interest, fees and other amounts) to the Agent for the account of the Acceding Bank.

        6. THIS ACCESSION AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW).

        7. This Accession Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

        IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Accession Agreement to be executed on its behalf by its officer thereunto duly authorized, to take effect as a sealed instrument as of the date first above written.


                                WESTERN DIGITAL CORPORATION


                                By:___________________________

                                Title:________________________




                                NATIONSBANK OF TEXAS, N.A., as
                                  Syndication Agent


                                By:___________________________

                                Title:________________________




                                THE FIRST NATIONAL BANK OF BOSTON,
                                  as Agent



                                By:___________________________

                                Title:________________________





                                [NAME OF ACCEDING BANK]



                                By:___________________________

                                Title:________________________